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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            McLeodUSA Incorporated
                      -----------------------------------
            (Exact name of registrant as specified in its charter)
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

              Delaware                                                          42-1407240
----------------------------------------                                     ------------------
(State of Incorporation or Organization)                                      (I.R.S. Employer
                                                                             Identification No.)

   McLeodUSA Technology Park
   6400 C Street SW P.O. Box 3177
   Cedar Rapids, IA                                                              52406-3177
----------------------------------------                                      ---------------
(Address of Principal Executive Offices)                                         (Zip Code)

If this form relates to the registration of a                      If this form relates to the registration of
class of securities pursuant to Section 12(b) of                   a class of securities pursuant to Section
the Exchange Act and is effective pursuant to                      12(g) of the Exchange Act and is effective
General Instruction A.(c), please check the                        pursuant to General Instruction A.(d),
following box.      [ ]                                            please check the following box.      [X]
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Securities Act registration statement file number to which the form relates is:
333-82851.

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class to be so Registered           Name of Each Exchange on Which
                                                  Each Class is to be Registered


-------------------------------------------         ----------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

     6.75% Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock"),
                                $.01 par value

-------------------------------------------------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

  A description of our 6.75% Series A Cumulative Convertible Preferred
Stock is contained in the Registrant's Prospectus Supplement dated August 6, 1999 and filed with the Securities and Exchange Commission on August 9, 1999 pursuant to Rule 424(b) under the Securities Act of 1933 as part of our Registration Statement on Form S-3 (Registration No. 333-82851) under the caption "DESCRIPTION OF THE SERIES A PREFERRED STOCK," and is hereby incorporated herein by reference.

Item 2.  Exhibits.
         --------

       1. Amended and Restated Certificate of Incorporation of McLeod, Inc. (Filed as Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-3112, and incorporated herein by reference).

       2. Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to Registration Statement S-1, File No. 333-13885, and incorporated herein by reference).

       3. Certificate of Amendment of Amended and Restated Certificate of Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to Registration Statement on Form S-4, File No. 333-27647, and incorporated herein by reference).

       4. Certificate of Change of Registered Agent and Registered Office of McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form 10-K, File No. 0-20763 filed with the Securities and Exchange Commission on March 6, 1998 and incorporated herein by reference).

       5. Certificate of Designations for 6.75% Series A Cumulative Convertible Preferred Stock, par value $.01 per share. (filed as Exhibit 3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the Securities and Exchange Commission on August 9, 1999 (the "Form 8-K") and incorporated herein by reference).

       6. Specimen Stock Certificate of the Registrant's 6.75% Series A Cumulative Convertible Preferred Stock, par value $.01 per share. (filed as Exhibit 4.1 to the Form 8-K and incorporated herein by reference).

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  Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    McLeodUSA Incorporated

                                    By:   /s/ Randall Rings
                                       ------------------------------------
                                    Name:   Randall Rings
                                    Title:  Vice President, General Counsel
                                            and Secretary


Dated:  August 9, 1999
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                                 EXHIBIT INDEX

     1. Amended and Restated Certificate of Incorporation of McLeod, Inc. (Filed as Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-3112, and incorporated herein by reference).

     2. Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to Registration Statement S-1, File No. 333-13885, and incorporated herein by reference).

     3. Certificate of Amendment of Amended and Restated Certificate of Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to Registration Statement on Form S-4, File No. 333-27647, and incorporated herein by reference).

     4. Certificate of Change of Registered Agent and Register Office of McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form 10-K, File No. 0-20763 filed with the Securities and Exchange Commission on March 6, 1998 and incorporated herein by reference).

     5. Certificate of Designations for 6.75% Series A Cumulative Convertible Preferred Stock, par value $.01 per share. (filed as Exhibit 3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the Securities and Exchange Commission on August 9, 1999 and incorporated herein by reference).

     6. Specimen Stock Certificate of the Registrant's 6.75% Series A Cumulative Convertible Preferred Stock, par value $.01 per share. (filed as Exhibit 4.1 to the Form 8-K and incorporated herein by reference).